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                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Devon Energy Corporation, Devon Financing Corporation, U.L.C. and Devon Financing Trust II of our report dated January 28, 2000, except for Note 2 which is as of October 30, 2000 and Note 1 - "Discontinued Operations" which is as of September 25, 2002, relating to the consolidated financial statements of Santa Fe Snyder Corporation, which appears in the Current Report on Form 8-K of Devon Energy Corporation dated October 2, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
October 3, 2002